Exhibit 1.1

Park Hotels & Resorts Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

March 6, 2018

Barclays Capital Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Park Hotels & Resorts Inc., a Delaware corporation (the “Company”) confirms that the stockholders of the Company named in Schedule I hereto (the “Selling Stockholder”) has proposed, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative (“you” or the “Representatives”), an aggregate of 34,479,524 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Stock”), of the Company, and, at the election of the Underwriters, up to 5,171,929 additional shares (the “Optional Shares”) of Stock of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-223438) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, are threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Base Prospectus”); any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as of the Applicable Time, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not

include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the Pricing Prospectus and the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(c) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(vi) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has corporate power and authority to own, lease or operate its properties and conduct its business as described in the Pricing Disclosure Package, and (iii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(vii) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) (i) has been duly organized and is validly existing as a corporation, limited liability company or other legal entity, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation or formation, (ii) has the power and authority to own, lease or operate its properties and conduct its business as described in the Pricing Disclosure Package, and (iii) has been duly qualified as a foreign corporation or other entity, as the case may be, for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i), (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 of the Company’s annual report on Form 10-K for the year ended December 31, 2017, as filed with the Commission on March 1, 2018 and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X;

(viii) The Company is the sole member of Park Intermediate Holdings LLC, a Delaware limited liability company (the “Operating Company”), and the Third Amended and Restated Limited Liability Company Agreement of Park Intermediate Holdings LLC, dated October 11, 2016, is in full force and effect, and the aggregate percentage interest of the Company is as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(ix) Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, except (i) as set forth or contemplated in the Pricing Disclosure Package and (ii) for regular quarterly distributions in amounts per share that are consistent with past practice, since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change in the capital stock or material change in the long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its respective subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(x) Except as otherwise disclosed in the Pricing Disclosure Package, the Company and the Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(xxiii) hereof, and hold any leased real or personal property under valid and enforceable leases, free and clear of all liens, claims, security interests or other encumbrances, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect;

(xi) The Company has authorized, issued and outstanding shares of capital stock as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable and conform, in all material respects, to the description of the Stock contained in each of the Pricing Disclosure Package and the Prospectus; and, except as set forth in the Pricing Disclosure Package, all of the issued shares of capital stock, limited liability company or other membership interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than liens securing the indebtedness described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xii) The execution and delivery of this Agreement and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or constitute a breach of, or default (“Default”) in the performance or observance of any obligation, agreement, covenant or condition under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to, or require the consent (except as shall have been obtained prior to the Time of Delivery (as defined below)) of any other party to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (each, an “Existing Instrument”), (B) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of the Subsidiaries, or (C) result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Subsidiaries, except, (x) in the case of (A), (B) (other than with respect to the Company) and (C), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, (y) in the case of (B) with respect to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the transfer and ownership limitations in Article VII of the Charter apply to all transfers of the Shares; and no consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, (ii) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (iii) such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iv) consents obtained or made prior to the Time of Delivery, except, in all cases, where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement;

(xiii) Neither the Company nor any of the Subsidiaries is (A) in violation of its charter or bylaws or other organizational documents, as applicable, or (B) in Default under any Existing Instrument, except such Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Stock, constitute an accurate summary of the terms of such Stock in all material respects;

(xv) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws or regulations or legal conclusions with respect thereto and the agreements and documents referred to therein, are accurate, complete and fair in all material respects;

(xvi) Other than as set forth in the Pricing Disclosure Package, there are no material legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened (i) against or affecting the Company or any of the Subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of the Subsidiaries that are required under the Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(xvii) The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xviii) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xix) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xx) The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”); (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as otherwise disclosed in the Pricing Disclosure Package, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries; and, except as otherwise disclosed in the Pricing Disclosure Package, such disclosure controls and procedures are reasonably effective in all material respects to perform the functions for which they were established subject to the limitations of any such control system;

(xxii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiii) The historical consolidated financial statements of the Company and its consolidated subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise stated therein). The summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, except as otherwise stated therein, have been compiled on a basis consistent with that of the audited financial statements included therein;

(xxiv) To the Company’s knowledge, no transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is not so described;

(xxv) There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(xxvi) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) the Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health (to the extent relating to exposure to hazardous or toxic substances or wastes, pollutants, contaminants, hazardous chemicals, petroleum and petroleum products, collectively, “Materials of Environmental Concern”), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”); (ii) neither the Company nor any of its subsidiaries has received written notice of any claim, investigation, action or cause of action filed with a court or governmental authority, violation, or actual or potential liability under Environmental Law (collectively, “Environmental Claims”), and, to the knowledge of the Company, no such Environmental Claims have been threatened against the Company and its subsidiaries or any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there has been no release, emission, discharge, or disposal of any Materials of Environmental Concern, that would reasonably be expected to result in (A) a violation of the Company or its subsidiaries under Environmental Laws or (B) form the basis of an Environmental Claim against the Company or its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed either contractually or by operation of law;

(xxvii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxviii) The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which it is engaged, and all such insurance is in full force and effect;

(xxix) Except as otherwise disclosed in the Pricing Disclosure Package, the Company and its subsidiaries own or possess or have sufficient rights to use the trademarks, trade names, patents, copyrights, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as currently conducted and as described in the Pricing Disclosure Package, except where the failure to so own or possess or have the right to use would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any unresolved written notice of any claim of infringement with asserted Intellectual Property Rights of others in the past two years, except for any such claims as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxx) Except as otherwise disclosed in the Pricing Disclosure Package or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (A) a “reportable event” as defined under the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA; (B) a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (C) a complete or partial withdrawal from a Plan; (D) the filing by the Pension Benefit Guaranty Corporation (the “PBGC”) of a notice of intent to terminate any Plan, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Plan; (E) the appointment of a trustee to administer any Plan; (F) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the Internal Revenue Code of 1986, as amended (the

“Code”) or Sections 302, 303 or 304 of ERISA, whether or not waived; (G) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (H) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; or (I) any violation of law or applicable qualification standards, with respect to any Plan. Except as otherwise disclosed in the Pricing Disclosure Package or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events have occurred or are reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post–retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability;

(xxxi) Except as otherwise disclosed in the Pricing Disclosure Package, there are no strikes or other labor disputes against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxxii) The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit, except for any such proceedings as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxxiii) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Operating Company is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Company’s ownership interest, or from repaying the Company for any loans or advances made by the Company to the Operating Company;

(xxxiv) Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with and except for the Shares to be sold by the Selling Stockholder;

(xxxv) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise validly waived;

(xxxvi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company, its subsidiaries and, to the knowledge of the Company, their controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to achieve, and which are reasonably expected to continue to achieve, continued compliance therewith;

(xxxvii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxviii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company and its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions;

(xxxix) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xl) The statistical and market related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

(xli) Except (i) for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) as disclosed in the Pricing Disclosure Package and the Prospectus, (x) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP, and (y) to the knowledge of the Company, there is no proposed tax deficiency or assessment against the Company and its subsidiaries;

(xlii) Neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xliii) Commencing with its taxable year beginning January 4, 2017, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects; and

(xliv) The interactive data in the eXtensible Business Reporting Language incorporated by reference to the Registration Statement fairly presents the information called for in all material respects and has in all material respects been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Each Selling Stockholder (which, for purposes of this Section 1(b), shall include HNA Tourism Group Co., Ltd.) jointly and severally represent and warrant to, and agree with, each of the Underwriters and the Company that:

(i) Each Selling Stockholder (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective organization, (ii) has all requisite power and authority to enter into, and perform its obligations under, this Agreement and all other documents to which it is a party and to consummate the transactions contemplated herein and in the Pricing Disclosure Package, and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is necessary;

(ii) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder;

(iii) Except (A) as will have been obtained on or prior to the Time of Delivery for the registration under the Act of the Shares, (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the New York Stock Exchange in connection with the purchase and distribution of the Shares by the Underwriters and (C) as would not impair in any material respect the ability of each Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by each Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by each Selling Stockholder that is selling Shares hereunder, have been obtained or will be obtained on or prior to the Time of Delivery, each Selling Stockholder that is selling Shares has, and at the Time of Delivery will have, valid title to the Shares to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, equities or other encumbrances (collectively, “Liens”), except, with respect to the time period prior to the Time of Delivery, for such Liens arising out of the Amended and Restated Margin Loan Agreement dated December 22, 2017 (as thereafter from time to time amended, the “Margin Loan Agreement”); each Selling Stockholder has full right, power and authority to enter into this Agreement, and each Selling Stockholder that is selling Shares has or will have at the Time of Delivery full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(iv) The sale of the Shares hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein and contemplated in the Pricing Disclosure Package (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the property or assets of any Selling Stockholder is subject, (B) will not result in any violation of the provisions of the organizational documents of any Selling Stockholder, (C) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Selling Stockholder or any property or assets of any Selling Stockholder, or (D) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (as defined below), except such as have been obtained or made and are in full force and effect, except in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to materially impact any Selling Stockholder’s ability to perform its obligations under this Agreement. As used herein, “Governmental Authority” shall mean any transnational, domestic or foreign federal, state, county, municipal or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof, including any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government;

(v) Upon payment for the Shares to be sold pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, a Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(vi) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii) To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement and Pricing Disclosure Package did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to the Selling Stockholder in the beneficial ownership table under the caption “Selling Stockholders” in the Pricing Prospectus and the Prospectus;

(viii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as defined below) a properly completed and executed Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(ix) The obligations of each Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of any Selling Stockholder or by the occurrence of any other event; if any Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement;

(x) The Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Disclosure Package to sell its Shares pursuant to this Agreement;

(xi) No Selling Stockholder, nor any subsidiary, or, to the knowledge of any Selling Stockholder after reasonable review of publicly available information, any Beneficial Owner of such Selling Stokcholder (i) is included on a Government List (as defined below) or is owned 50% or greater by, or is acting on behalf of, any person on a Government List, as amended from time to time or (ii) is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons or entities that appear on any Government List, as amended from time to time and such persons will not directly or indirectly use the net proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions in a manner that would violate Sanctions, (y) to fund or facilitate any activities of or business in any Sanctioned Country in a manner that would violate Sanctions or (z) in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise) of Sanctions. As used herein “Beneficial Owner” is the person to whom the benefits of ownership of 10% or more interest in the Selling Stockholder accrues, even though the interests in the Selling Stockholder might be held by, or in the name of, another person or held in an account over which another person has investment discretion. As used herein, “Government List” shall mean any list of sanctioned parties maintained by any agency or department of any U.S. Governmental Authority, including, but not limited to, the List of Specially Designated Nationals and Blocked Persons. As used herein, “Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Departments of State and Commerce or any other US government authority, or by the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), and “Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria);

(xii) The Selling Stockholder shall use the net proceeds from the sale of the Shares in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(xiii) The Selling Stockholder is subject to civil and commercial law with respect to their respective obligations under this Agreement and the execution, delivery and performance of this Agreement by them constitutes private and commercial acts rather than public or governmental acts. The Selling Stockholder does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of any court or any legal process in any court (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise);

(xiv) The indemnification and contribution provisions set forth in Section 10 hereof do not contravene the law of the People’s Republic of China;

(xv) Exhibit A-1 and the organizational chart attached hereto sets forth each Selling Stockholder and their respective jurisdictions of incorporation or organization as of the Time of Delivery and is, in all material respects, an accurate depiction of the ownership of each such person and (b) no such Selling Stockholder has any subsidiaries other than as set forth on the organizational chart attached to Exhibit A-1; and

(xvi) No Selling Stockholder is (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $24.84875, the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Shares as set forth opposite their respective names in Schedule I hereto, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Representatives, through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholder to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on March 9, 2018 or such other time and date as the Representatives, the Company and the Selling Stockholder may agree upon in writing and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional certificates requested by the Underwriters pursuant to Section 9(n) hereof will be delivered at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4 and Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or such earlier time as may be required by the Act; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus, or the Prospectus prior to the last Time of Delivery, which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act in connection with the offering or sale of the Shares within the time required by such rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense (except when an Underwriter is responsible for such expense as provided in the last clause of Section 5(d) hereof), as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any Underwriter notifies the Company that any of the Shares remain unsold by such Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(d) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except for any registration statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan), including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (w) the Shares to be sold hereunder, (x) the Shares or any such substantially similar securities to be issued pursuant to employee or non-employee director incentive plans existing as of the date of this Agreement (including, for the avoidance of doubt, any long-term incentive awards disclosed in the Pricing Disclosure Package), and (y) the Shares or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without the prior written consent of the Representatives;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(h) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2018 and its subsequent taxable years unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus”; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or the Selling Stockholder Information.

7. The Selling Stockholder (which, for purposes of this Section 7, shall include HNA Tourism Group Co., Ltd.) jointly and severally covenant and agree with the Company and with the several Underwriters that:

(a) such Selling Stockholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Selling Stockholder’s counsel and the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the costs and expenses incurred by or on behalf of the Company and Selling Stockholder representatives in connection with presentations to prospective investors of the Shares, including the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; and (vi) any other expenses that constitute Registration Expenses (as defined in the Registration Rights Agreement, dated as of October 24, 2016, by and between the Company and HNA Tourism Group Co., Ltd. (the “Registration Rights Agreement”), as amended by the Master Amendment and Option Agreement dated March 5, 2018, between the Company, HNA Tourism Group Co. Ltd and the Selling Stockholder (the “Master Amendment and Option Agreement”));

(b) the Selling Stockholder will pay or cause to be paid (i) the cost of preparing stock certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7;

(c) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder to the extent not covered by (a)(i) above, and (ii) all other expenses and any taxes arising from or related to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder; and

(d) For the avoidance of doubt, the Company, the Selling Stockholder and the Underwriters agree that, if the Company receives any amounts otherwise payable to such Selling Stockholder pursuant to this Agreement, the Company shall receive such amounts solely in the capacity as agent for such Selling Stockholder and shall promptly pay over such amounts to such Selling Stockholder. Except as provided in this Section 7 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The closing of the sale of the Shares shall be subject, in the discretion of the Company and the Representatives, to the satisfaction of the Tax Opinion and Audit Cooperation Condition (as defined in the Master Amendment and Option Agreement).

9. The obligations of the Underwriters hereunder shall also be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder (which, for purposes of this Section 9, shall include HNA Tourism Group Co., Ltd.) herein are, on the date hereof and at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the

Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) The Representatives shall have received an opinion and negative assurance letter, dated as of the Time of Delivery, of Hogan Lovells US LLP (“Hogan Lovells”), counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(c) The Representatives shall have received a tax opinion, dated as of the Time of Delivery, of Hogan Lovells, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(d) The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Time of Delivery, with respect to the incorporation of the Company, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Representatives may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials;

(e) The Representatives shall have received an opinion, dated as of the Time of Delivery, of White & Case LLP, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(f) The Representatives shall have received an opinion, dated as of the Time of Delivery, of King & Wood Mallesons, local Chinese counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-5 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h) (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company or its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives (other than a defaulting Underwriter under Section 11 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package;

(i) Reserved;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 11 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Shares to be sold at the Time of Delivery shall have been duly listed on the New York Stock Exchange;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto;

(m) The Selling Stockholder shall have executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(n) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(o) The Company and the Selling Stockholder (which, for purposes of this Section 9(o), shall include HNA Tourism Group Co., Ltd.) shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 9 and the Company shall have furnished such other certificates and documents as you may reasonably request; and

(p) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

10. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, and the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, and the Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or by the Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information.

(b) The Selling Stockholder (which, for purposes of this Section 10(b), shall include HNA Tourism Group Co., Ltd.), jointly and severally will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any

Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the price per share referenced in Section 2 hereof of the Shares (the “Selling Stockholder Net Proceeds”) as set forth in the Prospectus.

(c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, the Selling Stockholder, their directors, officers and employees, and each person, if any, who controls, as of the date hereof, the Company or Selling Stockholder within the meaning of the Act and the Exchange Act, against any losses, claims, damages or liabilities to which the Company, its directors, officers and employees, and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and each Selling Stockholder acknowledge and agree that the only information furnished in writing by any Underwriter to the Company for inclusion in any Preliminary Prospectus or the Prospectus consists of the information set forth in the first and second paragraphs under the caption “Underwriting Stabilization, Short Positions and Penalty Bids” in the Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have under such subsection except to the extent that it has been materially prejudiced by such failure and provided further that the omission to so notify the indemnifying party should not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder (which, for purposes of this Section 10(e), shall include HNA Tourism Group Co., Ltd.) on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or (ii) the Selling Stockholder’s obligation to contribute any amount under this Section 10(e) is limited in the manner and to the extent set forth in Section 10(b) and the Selling Stockholder shall not be required to contribute any amount in excess of the Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholder (which, for purposes of this Section 10(f), shall include HNA Tourism Group Co., Ltd.) under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on the terms of this Agreement. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed 10% of the aggregate number of all the Shares, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all of the Shares, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholder (which, for purposes of this Section 12, shall include HNA Tourism Group Co., Ltd.) and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason the Shares are not delivered by or on behalf of the Company and the Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with the Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement given by any Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Barclays Capital Inc., Attention: Syndicate Registration, 745 Seventh Avenue, New York, New York 10019, fax: (646) 834-8133 (with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019) and (ii) J.P. Morgan Securities LLC, Attention: Equity Syndicate, 383 Madison Avenue, New York, New York 10179, fax: (212) 622-8358; and if to any Selling Stockholder shall be delivered to counsel for such Selling Stockholder or sent by mail, telex or facsimile transmission at its address set forth in Schedule IV hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement (or, on or after March 12, 2018, to 1775 Tysons Boulevard, Suite 700, Tysons, Virginia 22102), Attention: Thomas C. Morey (with a copy to Stuart A. Barr, Esq., Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004); and if to any of the parties that has delivered a lockup letter described in Section 9(l) hereof shall be delivered or sent by mail to the respective address provided in Schedule IV hereto or such other address as such party provides in writing to the Company; and if to counsel for the Underwriters shall be delivered or sent by mail to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Jason D. Myers and Kathleen L. Werner. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder (which, for purposes of this Section 15, shall include HNA Tourism Group Co., Ltd.) and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and the Selling Stockholder (which, for purposes of this Section 17, shall include HNA Tourism Group Co., Ltd.) acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agree that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18. The Selling Stockholder hereby expressly agrees that you are authorized to make (and you have agreed with the Company that you shall make) payments on behalf of the Selling Stockholder from the proceeds otherwise due to the Selling Stockholder hereunder to the persons and in amounts provided in Schedule V with respect to Registration Expenses (as defined in the Registration Rights Agreement, as amended by the Master Amendment and Option Agreement) and expenses pursuant to Section 3.6 of the Master Amendment and Option Agreement. If a particular expense due pursuant to Section 7 is paid pursuant to one of the payments made as set forth above in this Section 18, then there shall be no further obligation under Section 7 to pay such particular expense (i.e., there will be no duplication of payments).

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Selling Stockholder (which, for purposes of this Section 19, shall include HNA Tourism Group Co., Ltd.) and the Underwriters, or any of them, with respect to the subject matter hereof (except, as between the Company and the Selling Stockholder, the Master Amendment and Option Agreement).

20. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. The Company, each Selling Stockholder (which, for purposes of this Section 21, shall include HNA Tourism Group Co., Ltd.), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24. The Selling Stockholder (which, for purposes of this Section 24, shall include HNA Tourism Group Co., Ltd.) and the Company hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York, New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Selling Stockholder irrevocably appoint CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as their respective authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Selling Stockholder by the person serving the same to the address provided in Schedule IV shall be deemed in every respect effective service of process upon the Selling Stockholder in any such suit or proceeding. The Selling Stockholder further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Selling Stockholder further agrees that final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Stockholder based upon this Agreement would be declared enforceable against the Company by the courts of the People’s Republic of China, without reconsideration or reexamination of the merits.

25. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, the Selling Stockholder (which, for purposes of this Section 25, shall include HNA Tourism Group Co., Ltd.) irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

26. The obligation of the Selling Stockholder (which, for purposes of this Section 25, shall include HNA Tourism Group Co., Ltd.) in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Selling Stockholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Selling Stockholder, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder (which, for purposes of this paragraph, shall include HNA Tourism Group Co., Ltd.). It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

PARK HOTELS & RESORTS INC.

By:	/s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore, Jr.
Title: Chairman, President and CEO

HNA TOURISM GROUP CO., LTD.

By:	/s/ Tian Jianjun
Name: Tian Jianjun
Title: Chief Financial Officer

HNA HLT HOLDCO I LLC

By:	/s/ Wang Xun
Name: Wang Xun
Title: Manager

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

Barclays Capital Inc.

J.P. Morgan Securities LLC

For themselves and as Representatives of the several Underwriters named in Schedule II hereto

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

By:	/s/ Eddy Allegaert
Name: Eddy Allegaert
Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Selling Stockholders	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
HNA HLT HOLDCO I LLC	34,479,524	5,171,929
Total	34,479,524	5,171,929

Sch. I-1

SCHEDULE II

Underwriter	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Barclays Capital Inc.	9,654,267	1,448,140.12

J.P. Morgan Securities LLC	9,654,267	1,448,140.12

UBS Securities LLC	4,551,297	682,694.63

Goldman Sachs & Co. LLC	3,034,198	455,129.75

Morgan Stanley & Co. LLC	3,034,198	455,129.75

Deutsche Bank Securities Inc.	2,730,778	409,616.78

Credit Suisse Securities (USA) LLC	1,820,519	273,077.85

Total	34,479,524	5,171,929

Sch. II-1

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Issuer Free Writing Prospectus, dated March 6, 2018

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $25.75.

The number of Firm Shares purchased by the Underwriters from the Selling Stockholder is 34,479,524.

The number of Optional Shares to be sold by the Selling Stockholder at the option of the Underwriters is up to 5,171,929.

(c) Additional Documents Incorporated by Reference

None

Sch. III-1

SCHEDULE IV

Name of Signatory	Address
Thomas J. Baltimore, Jr.	c/o Park Hotels & Resorts Inc., 1600 Tysons Blvd., Suite 1000, McLean, VA 22102

Sean M. Dell’Orto	c/o Park Hotels & Resorts Inc., 1600 Tysons Blvd., Suite 1000, McLean, VA 22102

Thomas C. Morey	c/o Park Hotels & Resorts Inc., 1600 Tysons Blvd., Suite 1000, McLean, VA 22102

Jill C. Olander	c/o Park Hotels & Resorts Inc., 1600 Tysons Blvd., Suite 1000, McLean, VA 22102

Matt A. Sparks	c/o Park Hotels & Resorts Inc., 1600 Tysons Blvd., Suite 1000, McLean, VA 22102

Robert D. Tanenbaum	c/o Park Hotels & Resorts Inc., 1600 Tysons Blvd., Suite 1000, McLean, VA 22102

Sch. IV-1

ANNEX I

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

, 20[•]

[•]

c/o [•]

Re:	Park Hotels & Resorts Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”), with Park Hotels & Resorts Inc., a Delaware corporation (the “Company”), and the selling stockholder named in Schedule I to such agreement, providing for a public offering (the “Offering”) of shares of common stock, par value $0.01 (the “Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.

Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement.

Annex I-1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (A) by will or intestacy upon death of the undersigned; (B) as a bona fide gift or gifts, including to charitable organizations; (C) to the undersigned’s stockholders, limited partners or members; (D) to (x) a member or members of the undersigned’s immediate family (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or to a trust, the beneficiaries of which are exclusively the undersigned or a member or members of his or her immediate family or to any other entity that is wholly owned by such persons or (y) a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family; provided, that, with respect to clauses (B), (C) and (D), (i) each transferee or recipient (other than charitable organization transferees, with respect to a maximum of 500,000 shares of Stock in aggregate, when taken together with all other shares of Stock transferred by stockholders named on Schedule IV) shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph, and (ii) such transfer or distribution is not for value; (E) to the Company (i) pursuant to the “cashless” exercise at expiration of options granted pursuant to any employee equity incentive plan of the Company outstanding on the date of the Underwriting Agreement and referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as each such term is defined in the Underwriting Agreement (each, an “Incentive Plan”), or (ii) in respect of tax withholding payments due upon the exercise of options or the vesting of restricted stock or restricted stock unit grants pursuant to any Incentive Plan; provided, that, in the case of clause (E), any filings required to be made with the Securities and Exchange Commission or other publicity made regarding the same will indicate that such transactions have been net share settled; (F) transfers of Stock made on behalf of the undersigned or any affiliate of the undersigned pursuant to any trading plan established in accordance with Rule 10b5-1 under the Exchange Act that was entered into prior to the date hereof; (G) the pledge, hypothecation or other granting of a security interest in Undersigned’s Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Undersigned’s Shares; provided, that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest; and (H) the entry into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act; provided, that, in the case of clause (H), (i) sales under any such trading plan may not occur during the 45-day restricted period, (ii) the entry into such trading plan is not required to be reported in any public report or filing with the Securities and Exchange Commission, (iii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such the entry into such trading plan (in the case of (ii) and (iii), other than general disclosure in Company periodic reports to the effect that Company officers may enter into such trading plans from time to time, but that no sales thereunder will occur within the lock-up period provided for herein).

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies the Representatives that it does not intend to proceed with the Offering, or (iv) the underwriting agreement for the Offering is not executed by [•], 201[•], the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of

Annex I-2

no further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Remainder of Page Intentionally Blank]

Annex I-3

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

Annex I-4

ANNEX II

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

, 20[•]

[•]

c/o [•]

Re:	Park Hotels & Resorts Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”), with Park Hotels & Resorts Inc., a Delaware corporation (the “Company”), and the selling stockholder named in Schedule I to such agreement, providing for a public offering (the “Offering”) of shares of common stock, par value $0.01 (the “Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.

Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement.

Annex II-1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (A) as a bona fide gift or gifts, including to charitable organizations; (B) to the undersigned’s stockholders, limited partners or members; (C) to a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family; provided, that, with respect to clauses (A), (B) and (C), (i) each transferee or recipient (other than charitable organization transferees, with respect to a maximum of 500,000 shares of Stock in aggregate, when taken together with all other shares of Stock transferred by stockholders named on Schedule IV) shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph, and (ii) such transfer or distribution is not for value; and (D) the pledge, hypothecation or other granting of a security interest in Undersigned’s Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Undersigned’s Shares; provided, that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares to the Company in connection with the Master Amendment and Option Agreement, dated March 5, 2018.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies the Representatives that it does not intend to proceed with the Offering, or (iv) the underwriting agreement for the Offering is not executed by [•], 201[•], the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Remainder of Page Intentionally Blank]

Annex II-2

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

Annex II-3